Aflac Incorporated 2007 Form 10-K

EXHIBIT 10.3

FOURTH AMENDMENT TO THE AFLAC INCORPORATED
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
(as amended and restated effective January 1, 2001)

This Amendment to the Aflac Incorporated Supplemental Executive Retirement Plan, as amended and restated effective January 1, 2001, is adopted by Aflac Incorporated (the “Company”), effective as of December 6, 2007 (the “Amendment Date”).

WITNESSETH:

WHEREAS, the Company maintains the AFLAC Incorporated Supplemental Executive Retirement Plan (the “Plan”) for the benefit of certain key management and highly compensated employees; and

WHEREAS, pursuant to Section 7.1 of the Plan, the Compensation Committee of the Board of Directors of the Company (the “Committee”) has the right to amend the Plan at any time; and

WHEREAS, the Committee desires to amend the Plan to allow participants to elect a form of payment available under the Aflac Incorporated Pension Plan with respect to the participant’s benefits that are subject to Section 409A of the Internal Revenue Code of 1986, as amended, which is generally the participant’s benefits that accrued and/or became vested after December 31, 2004;

NOW, THEREFORE, BE IT RESOLVED, that the Plan is hereby amended as follows, effective as of the Amendment Date:

1.     A new Section 1.32A shall be added to the Plan, to read as follows:

1.32A Post-409A Benefit means, with respect to a Participant, his benefits under the Plan other than his Pre-409A Benefit.

2.     A new Section 1.32B shall be added to the Plan, to read as follows:

1.32B Pre-409A Benefit shall mean the present value of the portion of a Participant’s Annual Retirement Benefit (if any) that he would have been entitled to receive if he had voluntarily terminated services without Cause and not due to death on December 31, 2004, and received a payment of benefits available from the Plan on the earliest possible date allowed under the Plan to receive a payment of benefits following the termination of services, in the form with the maximum value, including any benefits already paid or in pay status. The Pre-409A Benefit may increase to equal the present value of the benefit the Participant actually becomes entitled to, in the form and at the time actually paid, determined under the terms of the Plan (including applicable limits under the Internal Revenue Code), as in effect on October 3, 2004, without regard to any further services rendered by the Participant after December 31, 2004, or any other events affecting the amount of or the entitlement to benefits, other than the Participant’s election with respect to the time or form of the benefit.

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Aflac Incorporated 2007 Form 10-K

3.	Section 3.6(c) of the Plan is deleted in its entirety, and a new Section 3.6(c) is added to read as follows:

(c)     Optional Form of Payment.

(i)     Pre-409A Benefit. A Participant may elect, not later than 3 months before his termination of employment with the Company and all Affiliates, to have his Pre-409A Benefit paid in the form of a Joint and 50% Survivor Annuity, which shall be the Actuarial Equivalent of the Participant’s Pre-409A Benefit payable in the form of a Single Life Annuity. Notwithstanding any such election, if a Participant who has elected a Joint and 50% Survivor Annuity is not married on the date of his termination of employment, his Pre-409A Benefit shall be paid in the form of a Single Life Annuity.

(ii)     Post-409A Benefit.

(A)     A Participant whose Post-409A Benefit is payable in a life annuity (as that term is defined in Treasury Regulation Section 1.409A-2(b)(2)(ii)(A)) and who has not yet attained his Benefit Commencement Date may elect to change the form of payment of his Post-409A Benefit to another type of life annuity (as that term is defined in Treasury Regulation Section 1.409A-2(b)(2)(ii)(A)) that is permitted under the Pension Plan (based on the terms of the Pension Plan in effect on the date of the election). The newly elected life annuity shall have the same scheduled date for the first annuity payment and shall be Actuarially Equivalent to the Participant’s Post-409A Benefit payable in the form of a Single Life Annuity. An election shall only be permitted under this subsection if the annuity form of payment in effect for the Participant’s Post-409A Benefit prior to the change and the annuity form of payment elected are actuarially equivalent applying reasonable actuarial methods and assumptions as described in Treasury Section 1.409A-2(b)(2)(ii).

(B)     As of December 6, 2007, the life annuities as defined in Treasury Regulation Section 1.409A-2(b)(2)(ii)(A) among which a Participant may choose pursuant to this subsection are the following: (i) Single Life Annuity; (ii) joint and 50% survivor annuity; (iii) joint and 75% survivor annuity; and (iv) joint and 100% survivor annuity. (The other forms of distribution offered under the Pension Plan as of said date do not qualify as actuarially equivalent life annuities for purposes of Code Section 409A and may not be selected.)

4.     Except as amended herein, the Plan shall continue in full force and effect.

IN WITNESS WHEREOF, Aflac Incorporated has caused this Amendment to the Plan to be executed on the date shown below.

AFLAC INCORPORATED

By:	/s/ Joey M. Loudermilk

Date:	December 6, 2007

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